                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                            First Busey Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            First Busey Corporation
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

FIRST BUSEY CORPORATION
201 W. MAIN, URBANA, IL 61801
217/365-4556




                                 March 15, 2002


Dear Stockholder:

         The Annual Meeting of Stockholders of First Busey Corporation will be held on Monday, April 15, 2002, at the Festival Theatre of the Krannert Center for the Performing Arts, 500 South Goodwin Avenue, Urbana, Illinois. The Annual Meeting will begin at 7:00 p.m. At this Annual Meeting you will be asked:

         1. To elect 14 directors of the Company to serve until the 2003 Annual Meeting or until their successors are duly elected and qualified.

         2. To ratify the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

         3. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

         Each of the proposals is more fully described in the accompanying Proxy Statement which I urge you to read carefully. The Board of Directors has unanimously approved and recommends a vote "FOR" each of the proposals.

         It is important that your shares be represented at the Annual Meeting. Whether or not you attend personally, I urge you to sign, date and return the enclosed proxy at your earliest convenience.



                                             Kindest regards,




                                             Douglas C. Mills
                                             Chairman of the Board

FIRST BUSEY CORPORATION
201 W. MAIN, URBANA, IL 61801
217/365-4556



                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS


                            To Be Held April 15, 2002


To the Stockholders of
First Busey Corporation:

         Notice is hereby given that the Annual Meeting of Stockholders of First Busey Corporation, a Nevada corporation, will be held at the Festival Theatre of the Krannert Center for the Performing Arts, 500 South Goodwin Avenue, Urbana, Illinois, on Monday, April 15, 2002, at 7:00 p.m. for the following purposes:

         1. To elect 14 directors of the Company to serve until the 2003 Annual Meeting or until their successors are duly elected and qualified.

         2. To ratify the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

         3. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

         Only stockholders of record at the close of business on February 15, 2002 shall be entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Even if you plan to attend the Annual Meeting in person, please sign, date and return your proxy in the enclosed envelope.



                                        By order of the Board of Directors,



                                        Barbara J. Kuhl
                                        President and Chief Operating Officer,
                                        Corporate Secretary and Treasurer

Urbana, Illinois
March 15, 2002

FIRST BUSEY CORPORATION
201 W. MAIN, URBANA, IL 61801
217/365-4556



                                 PROXY STATEMENT


GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Busey Corporation for use at the Annual Meeting of Stockholders. The Board has fixed the close of business on February 15, 2002, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, the Company had outstanding and entitled to vote 13,676,888 shares of Common Stock, without par value.

         The Company's Form 10-K Annual Report, which includes audited financial statements for the year ended December 31, 2001, accompanies this Proxy Statement. The approximate date on which the Proxy Statement and the accompanying proxy are first being sent to stockholders is March 15, 2002.

VOTING

         General. Shares of Common Stock represented by properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with the instructions on the proxies. If there are no such instructions, the shares will be voted "FOR" (i) the election of the nominees for directors named in this Proxy Statement and (ii) the ratification of the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for the fiscal year ending December 31, 2002. Properly executed proxies received by the Company will also be voted at the Annual Meeting in accordance with the Board's recommendations on any other matters which may come before the Annual Meeting.

         In order to be elected a director, a nominee must receive a plurality of the votes cast at the meeting for the election of directors. Because the 14 nominees receiving the largest number of affirmative votes will be elected, shares represented by proxies which are marked "withhold authority" or "abstain" will have no effect on the outcome of the election. The Ratification of Auditors Proposal requires the affirmative vote of at least a majority of the votes cast at the Annual Meeting. Shares represented by proxies marked "abstain" as to such matter will be counted as votes cast, which will have the same effect as a negative vote on such matter.

         Proxies relating to "street name" shares which are not voted by brokers on one matter will be treated as shares present for purposes of determining the presence of a quorum but will not be treated as votes cast as to the matter not voted upon.

         Directors and Executive Officers. All of the directors and executive officers of the Company have advised the Company that they will vote their shares of Common Stock "FOR" each of the proposals. As of February 15, 2002, these individuals beneficially owned an aggregate of 4,618,324 shares, or approximately 34.78% of the Common Stock outstanding.

REVOCABILITY OF PROXIES

         Stockholders may revoke their proxy by a later proxy or by giving notice of such revocation to the Company in writing or at the Annual Meeting before such proxy is voted. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

SOLICITATION

         The Company will pay the cost of solicitation of proxies. In addition to solicitation by mail, officers, directors and regular employees of the Company may solicit proxies by telephone, telefax or in person without additional compensation. Brokerage houses, bank nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.



                              ELECTION OF DIRECTORS


                                 (PROPOSAL ONE)

         The 14 nominees named below have been recommended for election as directors for a term of one year or until their successors have been duly elected and qualified. All nominees are current members of the Company's Board of Directors.

         It is intended that the proxies received in response to this solicitation will be voted for the election of the 14 persons so nominated, unless otherwise specified. If, for any reason, any nominee shall become unavailable for election or shall decline to serve, persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the Board. No circumstances are presently known which would render a nominee named herein unavailable.

         Set forth below is certain biographical information concerning each nominee for director, including principal occupation and age as of February 15, 2002, the record date for the Annual Meeting. Unless otherwise noted, nominees for director have been employed in their principal occupation with the same organization for at least the last 5 years.

JOSEPH M. AMBROSE
Director since: 1993
Age: 44
Mr. Ambrose has served as Executive Vice President of AFNI, Inc., Bloomington, Illinois since January 1999. Prior to that, Mr. Ambrose was an attorney with the firm Hinshaw & Culbertson, Bloomington, Illinois.

SAMUAL P. BANKS
Director since: 1996
Age: 47
Mr. Banks is President and Chief Executive Officer of Cunningham Children's Home, Urbana, Illinois. Mr. Banks has been associated with Cunningham Children's Home since 1982.

T. O. DAWSON
Director since: 1995
Age: 61
Mr. Dawson is a retired Senior Vice President of Acordia, Inc., Champaign, Illinois. Prior to being named Senior Vice President of Acordia in 1999, Mr. Dawson was a partner in the firm of Insurance Risk Managers, Ltd., Champaign, Illinois, which was acquired by Acordia.

VICTOR F. FELDMAN
Director since: 1996
Age: 66
Dr. Feldman is an ophthalmologist at Christie Clinic, Champaign, Illinois. Dr. Feldman had been associated with Christie Clinic since 1967.

KENNETH M. HENDREN
Director since: 1996
Age: 55
Mr. Hendren is a self-employed farmer in LeRoy, Illinois.

E. PHILLIPS KNOX
Director since: 1980
Age: 55
Mr. Knox is an attorney with the firm Tummelson Bryan & Knox, Urbana, Illinois.

BARBARA J. KUHL
Director since: 2001
Age:  51
Mrs. Kuhl has served as President and Chief Operating Officer of First Busey Corporation since November 2000. Previously, Mrs. Kuhl served in various management capacities since joining Busey Bank in 1974. Mrs. Kuhl is married to
P. David Kuhl, a director.

P. DAVID KUHL
Director since: 1996
Age: 52
Mr. Kuhl has served as President and Chief Executive Officer of Busey Bank since June 1991. Previously, Mr. Kuhl served in various management capacities since joining Busey Bank in 1979. Mr. Kuhl has served on the Board of Directors of Busey Bank since 1991. Mr. Kuhl is married to Barbara J. Kuhl, a director.

V. B. LEISTER, JR.
Director since: 1996
Age: 56
Mr. Leister is President of Carter's Moving & Storage, Inc., and Vice President & Treasurer of Carter's Furniture Inc., Urbana, Illinois.

DOUGLAS C. MILLS
Director since: 1980
Age: 61
Mr. Mills has served as Chairman of the Board and Chief Executive Officer of First Busey Corporation since its incorporation. He has been associated with Busey Bank since 1971 when he assumed the position of Chairman of the Board. Mr. Mills is married to Linda M. Mills, a director.

LINDA M. MILLS
Director since: 1996
Age: 61
Mrs. Mills is active with various charitable organizations and previously served as Chairman of the Board of Busey Travel, Champaign, Illinois. Mrs. Mills is married to Douglas C. Mills, a director.

DAVID C. THIES
Director since: 1996
Age: 46
Mr. Thies is an attorney with the law firm of Webber & Thies, P.C., Urbana, Illinois.

EDWIN A. SCHARLAU II
Director since: 1984
Age: 57
Mr. Scharlau has served as Chairman of the Board of Busey Investment Group, Inc. since January 2001 and First Busey Securities, Inc., since June 1994. Mr. Scharlau also serves as Chairman of the Board of Busey Bank, a position he has held since July of 1991. Mr. Scharlau has been associated with Busey Bank since 1964.

ARTHUR R. WYATT
Director since: 1995
Age: 74
Mr. Wyatt is a Professor of Accounting at the University of Illinois-Urbana and Chairman of the Board of Inprimis, Inc., Boca Raton, Florida.

         During 2001, the Board held 12 meetings. All directors attended at least 75% of the meetings of the Board and the committees on which they served during 2001.

         The Board of Directors of the Company has established the following committees, among others, to assist in the discharge of its responsibilities.

         The Audit Committee met four times in 2001. Members of the Audit Committee are Messrs. Ambrose (Chairman), Hendren, Thies, and Wyatt. The function of the Audit Committee and its activities during 2001 are described in detail under the heading Report of the Audit Committee.

         The Executive Management Compensation and Succession Committee met four times in 2001. Members of the Compensation Committee ARE Messrs. Wyatt (Chairman), Feldman and Knox.

         First Busey does not have a formal nominating committee. The Board of Directors, as a whole, performs the function of nominating members for the Board.

         During 2001, non-employee directors of First Busey received $600 for each meeting held. As an alternative to a cash payment, non-employee directors may elect to receive options to purchase 3,000 shares of Common Stock pursuant to the First Busey Corporation 1999 Stock Option Plan. Options were granted on February 19, 2001, in accordance with the plan, to non-employee directors opting for such alternative at a price of $17.875 per share, the closing price of the Common Stock on such date. These options became exercisable on January 15, 2002 and expire on December 15, 2005. Directors Ambrose, Banks, Dawson, Hendren, Knox, Leister, Mills, Parker and Wyatt chose to receive stock options. Directors who are also employees of First Busey or any of its subsidiaries receive no additional compensation for attending Board of Directors' meetings.

         In January 2001, the Board of Directors approved the payment of a retainer for each non-employee director. Accordingly, each non-employee director received a cash retainer of $7,500 for the fiscal year 2001. Non-employee directors remain eligible for fees paid in connection with Board of Directors' meetings.

REPORT OF THE AUDIT COMMITTEE

         In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the year, the Committee met four times and also reviewed and discussed the interim financial information contained in each quarterly earnings announcement with management and the independent auditors prior to public release.

         In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and internal auditors their audit plans, scope, and identification of audit risk areas.

         The Committee discussed and reviewed with the independent auditors all communications required by auditing standards, generally accepted in the United States of America including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and discussed and reviewed the results of the independent auditors' examination of the consolidated financial statements. The Committee also discussed the results of the internal audit examinations.

         The Committee reviewed the consolidated audited financial statements of the Company as of and for the year ended December 31, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the Company's consolidated financial statements and the independent auditors have the responsibility for the audit of those statements.

         Based upon the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors and the Board concurred in such recommendation.

                                        AUDIT COMMITTEE
                                        Joseph M. Ambrose (Chairman)
                                        Kenneth M. Hendren
                                        David C. Thies
                                        Arthur R. Wyatt


COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of February 15, 2002 by all directors and director nominees, by each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group.

         The number of shares beneficially owned by each director, director nominee, 5% stockholder or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of February 15, 2002 through the exercise of any option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. In certain instances, the number of shares listed includes, in addition to shares owned directly, shares held by the spouse or children of the person, or by a trust of which the person is a trustee or in which the person may have a beneficial interest. In some cases, the person has disclaimed beneficial interest in certain of these shares.

Name and Address of Beneficial Owner                         Common Stock Beneficially Owned
----------------------------------------         -------------------------------------------------------
                                                 Number of Shares   Right to          Percent of
                                                 Owned              Acquire(1)        Outstanding Shares
                                                 -----              ----------        ------------------
Douglas C. Mills(2)                                 2,725,935          46,000             20.21%
201 E. Main Street
Urbana, Illinois 61801

Linda M. Mills(3)                                    720,200           9,000               5.33%
2123 Seaton Court
Champaign, Illinois 61821

A. Barclay Klingel, Jr.(4)                           848,008               0               6.20%
Joseph M. Ambrose                                     30,410           9,000                .29%
Samuel P. Banks                                        5,234           9,000                .10%
T. O. Dawson                                          88,626           9,000                .71%
Victor F. Feldman                                     72,544               0                .53%
Kenneth M. Hendren                                   144,238           9,000               1.12%
E. Phillips Knox                                     200,250           9,000               1.53%
Barbara J. Kuhl(5)                                    89,435          11,500                .73%
P. David Kuhl(6)                                      88,331          25,000                .83%
V. B. Leister, Jr.                                    21,248           9,000                .22%
Edwin A. Scharlau II                                 364,156          25,000               2.84%
David C. Thies                                         3,950               0                .03%
Arthur R. Wyatt                                       63,768           9,000                .53%

All directors and executive officers as            4,618,324         179,500              34.78%
a group (14 persons)


SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE.

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 2001, its executive officers and directors complied with all Section 16(a) filing requirements except for Director Ambrose who was delinquent in reporting one disposition transaction. In making these statements, the Company has relied upon the written representations of its directors and executive officers.


----------------------
(1)  Shares that can be acquired through stock options available for exercise.

(2) Includes 670,002 shares held by the Martin A. Klingel Estate for which Mr. Mills shares voting and dispositive powers with A. Barclay Klingel, Jr. Excludes 720,200 shares of common stock beneficially owned by Linda M. Mills, Mr. Mills' spouse. Includes 21,242 shares of common stock owned by Busey Mills Foundation and 1,000,000 shares of common stock owned by Mills Investment LP.

(3) Excludes 2,725,935 shares of common stock beneficially owned by Douglas C. Mills, Mrs. Mills' spouse. Includes 5,000 shares of common stock owned by Mills Family Foundation and 30,000 shares of common stock owned by Mills Family Trust.

(4) Includes 670,002 shares held by the Martin A. Klingel Estate for which Mr. Klingel shares voting and dispositive powers with Douglas C. Mills. Also includes 108,000 shares held in the Klingel Insurance Trust, for which Mr. Klingel acts as sole trustee.

(5) Excludes 88,331 shares of common stock beneficially owned by P. David Kuhl, Mrs. Kuhl's spouse.

(6) Excludes 89,435 shares of common stock beneficially owned by Barbara J. Kuhl, Mr. Kuhl's spouse.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table discloses compensation received by the Company's Chief Executive Officer and the other executive officers of the Company earning at least $100,000 in 2001.



                           SUMMARY COMPENSATION TABLE



                                                                      Restricted Stock   Securities Underlying      All Other
     Name and Principal Positions        Year  Salary($)  Bonus($)(1)    Awards ($)         Options/SARS (#)    Compensation ($)(2)
     ----------------------------        ----  ---------  -----------    ----------         ----------------    -------------------
Douglas C. Mills                         2001   105,000     140,005             0                15,000               48,241
Chairman of the Board and Chief          2000   100,000     121,813         1,994                15,000               77,016
Executive Officer                        1999   125,000     100,000         2,263                20,000               67,713

Edwin A. Scharlau II                     2001   140,000      76,008             0                 7,500               11,648
Chairman of the Board of Busey           2000   140,000      81,450         1,994                 7,500               10,068
Investment Group                         1999   150,000      50,000         2,263                10,000               13,791

P. David Kuhl                            2001   140,000      79,991             0                 7,500               11,617
President and Chief                      2000   140,000      81,450         1,994                 7,500               10,047
Executive Officer of Busey Bank          1999   150,000      50,000         2,263                10,000               12,988

Barbara J. Kuhl                          2001   100,000      79,991             0                 7,500               10,993
President, Corporate Secretary,          2000    80,000      62,875         1,994                   -0-                7,512
Treasurer and Chief Operating Officer    1999    75,000      45,000         2,263                   -0-                9,895





-------------------------
(1) Mr. Mills, Mr. Scharlau, Mr. Kuhl and Mrs. Kuhl received 694, 377, 396 and 396 shares of Common Stock, respectively, under the 2001 Management and Associate Dividend Program. The shares were valued at the closing price on November 20, 2001, the date the award was approved by the Board. The stock values included for Mr. Mills, Mr. Scharlau, Mr. Kuhl and Mrs. Kuhl were $14,005, $7,608, $7,991 and $7,991, respectively.

(2)  The amounts disclosed in this column for 2001 include:

     Company contributions of $8,387 on behalf of each individual under the First Busey Corporation Profit Sharing Plan & Trust, a defined contribution plan.

     Discretionary company contributions of $2,606 on behalf of each individual under the First Busey Corporation Employee Stock Ownership Plan, a defined contribution plan.

     Compensation value of split-dollar life insurance policies on Mr. Mills in the amount of $37,248. The Company will be reimbursed for all premiums paid on the policies, without interest, from the proceeds of the policies. Mr. Mills currently has two $10,000,000 split-dollar life insurance policies. The first policy was acquired in 1992 and the second policy was acquired in 2000. Split-dollar life insurance policies were acquired on Mr. Scharlau and Mr. Kuhl in 1994. For 2001, $655 and $624, respectively, represent the compensation value of these policies to Mr. Scharlau and Mr. Kuhl.

OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                       Potential Realizable Value at
                                                                                    Assumed Annual Rates of Stock Price
                                Individual Grants                                      Appreciation for Option Term
  -----------------------------------------------------------------------------     -----------------------------------

                                Number of
                                Securities          % of Total
                                Underlying       Options Granted    Exercise or
                              Options/SAR's      to Employees in    Base Price      Expiration
           Name               Granted (#)(1)       Fiscal Year       ($/Share)         Date          5%($)      10%($)
  ------------------------    --------------     ---------------    -----------     -----------    --------    --------
  Douglas C. Mills                 15,000              24%            $17.875        12/15/05       123,511     203,608

  Edwin A. Scharlau II              7,500              12%            $17.875        12/15/05        61,756     101,804

  P. David Kuhl                     7,500              12%            $17.875        12/15/05        61,756     101,804

  Barbara J. Kuhl                   7,500              12%            $17.875        12/15/05        61,756     101,804


(1)  The options became exercisable on January 15, 2002.

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS/SAR VALUES

         The following table provides information on option exercises in fiscal 2001 by the named executive officers and the value of such officers' unexercised options at December 31, 2001.

                                                          Number of Securities Underlying        Value of Unexercised
                                                            Unexercised Options/SARs at      In-the-Money Options/SARs at
                                                                December 31, 2001(#)           December 31, 2001 ($)(1)
                                                          ------------------------------------------------------------------
                               Shares
                             Acquired on       Value
           Name             Exercise (#)    Realized ($)    Exercisable    Unexercisable     Exercisable    Unexercisable
----------------------------------------------------------------------------------------------------------------------------
Douglas C. Mills               100,000         673,625         15,000          35,642          21,263          225,631

Edwin A. Scharlau II            22,500         213,750         17,500          22,200          42,931          142,769

P. David Kuhl                   22,500         223,594         17,500          22,200          42,931          142,769

Barbara J. Kuhl                  9,000          89,438            -0-          15,900             -0-           85,250


(1) Based on the closing price of Common Stock of $21.48 as quoted on the Nasdaq National Market on December 31, 2001.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors administers the Company's executive compensation program. After consideration of the Committee's recommendations, the full Board of Directors reviews and approves all compensation, both monetary and stock-based to all executive officers.

         In the past, there have been three main components to the executive officers' compensation package: salary, cash bonus and stock awards. It is the intention of the Committee that compensation be set in such a manner as to be competitive to attract, retain and motivate its management team. The Committee also believes that stock ownership by its executive officers assists in aligning the executive officers' interests with those of the Company's stockholders. In February 2001, the Compensation

Committee recommended and the Board of Directors approved the Management and Associate Dividend Program, or the "MAD program." Under the MAD program, the Board of Directors set four targeted levels for "diluted earnings per share" for the Company for 2001. These levels were $1.12, $1.13, $1.14, and $1.15. Based on the level of achievement of earnings per share, the officer or associate would receive a dividend of a predetermined percentage of their salary. The goal of the MAD program is to heighten awareness of the Company's earnings per share goal while emphasizing the impact of the team concept throughout the organization. The term "dividend" was used to indicate that this award was granted at the discretion of the Board of Directors and would be based annually on the achievement of earnings per share, similar to the dividend paid to the Company's stockholders. Under this program, the Board hopes to further enhance the alignment of the staff's efforts with those of the Company's stockholders. Also as part of the 2001 MAD program, the Committee recommended and the Board approve a stock award to key officers. Mr. Mills, Mr. Scharlau, Mr. Kuhl, and Mrs. Kuhl received 694, 377, 396, and 396 shares, respectively.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Base Salary/MAD Program. Mr. Mills' 2001 base salary was set at $105,000, representing a 5% increase from his base salary of $100,000 for 2000. The Committee determined that under the MAD program, if the level of earnings per share set by the Board was achieved, $1.12, $1.13, $1.14, or $1.15, Mr. Mills' dividend would be 100%, 110%, 120%, or 133%, respectively, of his salary. The minimum earnings per share target would have awarded Mr. Mills a dividend of $105,000 with the highest level awarding Mr. Mills a dividend of $140,000. Based on the Company's achievement of earnings per share of $1.15, Mr. Mills received a cash dividend in the amount of $126,000 and 694 shares of stock with a market value of $14,005 for a total MAD payment valued at $140,005.

         Stock Options. The granting of stock options by the Committee is designed to retain and motivate the management team as well as align executive officers' financial interest with stockholder value. The number of stock options granted to an executive officer and other officers is determined by the Committee and approved by the Board. Grants of stock options are intended to recognize different levels of contribution to the achievement of the Company's annual corporate goals as well as different levels of responsibility and experience. All stock options are granted with an exercise price equal to the fair market value of Common Stock on the date of grant. On February 20, 2001, stock options representing 61,500 shares were granted to officers and directors of the Company. Mr. Mills received a stock option for 15,000 shares.

                                        COMPENSATION COMMITTEE
                                        Arthur R. Wyatt (Chairman)
                                        Victor F. Feldman
                                        E. Phillips Knox



         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report and the Performance Table included below shall not be incorporated by reference into any such filings.



                               COMPANY PERFORMANCE


         The following table compares the Company's performance, as measured by the change in price of Common Stock plus reinvested dividends, with the CRSP Nasdaq Total Return Index- United States and the SNL-Midwestern Banks Index for the five years ended December 31, 2001.

                             FIRST BUSEY CORPORATION
                             Stock Price Performance


                               [PERFORMANCE GRAPH]

                                              PERIOD ENDING
                                              -------------
INDEX                      12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
-----                      --------   --------   --------   --------   --------
First Busey Corporation      127.17     172.84     218.95     197.69     218.49
NASDAQ - Total US*           122.48     172.68     320.89     193.01     153.15
SNL Midwest Bank Index       162.14     172.46     135.50     164.09     167.69


         The Banks in the Custom Peer Group -- SNL-Midwestern Banks Index -- represent all publicly traded banks, thrifts or financial service companies located in Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, South Dakota and Wisconsin.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Knox, a director of the Company, is an attorney with Tummelson Bryan & Knox, Urbana, Illinois, and provided legal and certain consulting services to the Company during fiscal 2001. The dollar amount of the fees paid to Tummelson Bryan & Knox by the Company during the 2001 fiscal year was $109,991.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company's banking subsidiaries have, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, executive officers and holders of 5% or more of the Company's Common Stock, their immediate families and their affiliated companies. These transactions have been and will be on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons. These transactions have not involved and will not involve more than the normal risk of collectibility or any other unfavorable features. At December 3l, 2001, these persons and companies were indebted to the Company's banking subsidiaries for loans totaling approximately $3.596 million representing 3.40% of total stockholders' equity. In addition to these loans, the Company's banking subsidiaries make loans to officers of the Company's subsidiaries who are not executive officers of First Busey.

                        RATIFICATION OF AUDITORS PROPOSAL

                                 (PROPOSAL TWO)

         The Board of Directors has appointed McGladrey & Pullen, LLP as independent auditors for the fiscal year ending December 31, 2002. A representative of McGladrey & Pullen, LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. The aggregate fees billed for professional services rendered to the Company and related entities for the 2001 fiscal year were:

               Audit Fees                               $118,785
               Financial Information Systems Design
                 and Implementation Fees                $      0
               All Other Fees                           $ 82,530


         The audit committee has determined that the provision of these services is compatible with maintaining the principal accountant's independence.

         The Board of Directors recommends that stockholders vote FOR the Ratification Of Auditors Proposal.


                                 OTHER BUSINESS

         So far as is presently known, there is no business to be transacted at the Annual Meeting other than that referred to in the Notice of Annual Meeting of Stockholders and it is not anticipated that other matters will be brought before the Annual Meeting. If, however, other matters should properly be brought before the Annual Meeting, it is intended that the proxy holders may vote or act in accordance with the Company's Board of Directors' recommendation on such matters.


                              STOCKHOLDER PROPOSALS

         If a stockholder intends to present a proposal at the Company's 2003 Annual Meeting and desires that the proposal be included in the Company's Proxy Statement and form of proxy for that meeting, the proposal must be in compliance with Rule 14a-8 under the Exchange Act and received at the Company's principal executive offices not later than November 15, 2002. As to any proposal that a stockholder intends to present to stockholders without inclusion in the Company's Proxy Statement for the Company's 2003 Annual Meeting of Stockholders, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed not later than January 29, 2003. Even if proper notice is received on or prior to January 29, 2003, the proxies named in management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.


                                        By order of the Board of Directors,



                                        Barbara J. Kuhl
                                        President and Chief Operating Officer,
                                        Corporate Secretary and Treasurer


March 15, 2002

PROXY--FIRST BUSEY CORPORATION

KNOW ALL MEN BY THESE PRESENTS, THAT I, the undersigned stockholder of First Busey Corporation (the "Company") having received notice of the Annual Meeting of Stockholders, do hereby nominate, constitute and appoint, Tom Brown, my true and lawful attorney and proxy, with full power of substitution, for me and in my name, place and stead to vote all of the shares of Common Stock without par value ("Common Stock") of the Company standing in my name on its books on February 15, 2002 at the Annual Meeting of Stockholders of the Company, to be held at the Krannert Center for the Performing Arts, 500 South Goodwin Avenue, Urbana, Illinois, on April 15, 2002 at 7:00 p.m., local time, and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

1. [ ] FOR all nominees listed below to serve as directors of the Company until the next Annual Meeting of Stockholders (except as marked to the contrary below)

     [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

          Joseph M. Ambrose     Linda M. Mills     P. David Kuhl        T. O. Dawson       Edwin A. Scharlau II
          V. B. Leister, Jr.    E. Phillips Knox   Victor F. Feldman    Samuel P. Banks    David C. Thies
          Douglas C. Mills      Barbara J. Kuhl    Kenneth M. Hendren   Arthur R. Wyatt

          (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name.)

2.   [ ]  FOR         [ ]  AGAINST         [ ]  ABSTAIN
     Ratification of the appointment of the firm of McGladrey & Pullen, LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

     To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

This proxy will be voted as directed, or if no instructions are given, it will be voted "FOR" election of all nominees as Directors of First Busey Corporation and "FOR" the ratification of McGladrey & Pullen, LLP as the Company's independent auditors. Also, this proxy will be voted at the Annual Meeting in accordance with the Board of Directors' recommendations on any other matters which may come before the Annual Meeting or any postponement or adjournment thereof.

This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise.

Your vote is important. Any previously submitted proxies will not be used at the Annual Meeting. Accordingly, even if you plan to attend the Annual Meeting, please mark, sign and date this proxy and return it in the enclosed envelope.



                                ------------------------------------------------

                                ------------------------------------------------
                                Please sign your name or names exactly as they appear on the stock certificate. Each joint tenant must sign. When signing as attorney, administrator, guardian, executor or trustee or as an officer of a corporation, please give full title. If more than one trustee, all should sign.